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                         SECURITY FIRST CORP.                        Exhibit 11
                   COMPUTATION OF EARNINGS PER SHARE


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
                                          Three months ended
                                               June 30,
                                          1996         1995
                                       ----------   ----------
PRIMARY:
  Earnings:
    Net income applicable
      to primary shares                $1,934,000   $1,608,000
                                       ==========   ==========
  Shares:
    Weighted average number
      of common shares
      outstanding                       4,790,607    4,712,714
    Shares issuable from
      assumed exercise of
      stock options                        86,773      142,406
    Shares issuable from
      Employee Stock Option Plan and
      Recognition and Retention Plan      138,203       48,232
                                       ----------   ----------
    Total primary shares                5,015,583    4,903,352
                                       ==========   ==========

  Primary earnings per share           $     0.39   $     0.33
                                       ==========   ==========


FULLY DILUTED:
  Earnings:
    Net income                         $1,934,000   $1,608,000
    Adjustment for interest
      expense on convertible
      subordinated debentures,
      net of tax                           98,000       98,000
                                       ----------   ----------
    Net income applicable to
      fully diluted shares             $2,032,000   $1,706,000
                                       ==========   ==========
  Shares:
    Weighted average number
      of common shares
      outstanding                       4,790,607    4,712,714
    Shares issuable from
      assumed exercise of
      stock options                       100,882      144,945
    Shares issuable from
      assumed conversion of
      convertible subordinated
      debentures                          751,230      753,798
    Shares issuable from
      Employee Stock Option Plan and
      Recognition and Retention Plan      138,203       48,232
                                       ----------   ----------
    Total fully diluted shares          5,780,922    5,659,689
                                       ==========   ==========

  Fully diluted earnings
    per share                          $     0.35   $     0.30
                                       ==========   ==========
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